UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Stanley Furniture Company, Inc.

(Name of Registrant as Specified In Its Charter)

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Stanley Furniture Company, Inc.

200 North Hamilton Street, No. 200

High Point, North Carolina 27260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 15, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stanley Furniture Company, Inc. will be held at our office, 200 North Hamilton Street, High Point, North Carolina, on Friday, May 15, 2015, at 11:00 A.M., for the following purposes:

(1)           To elect two directors to each serve a three-year term on our board of directors;

(2)           To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers; and

(3)           To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The stockholders of record of our common stock at the close of business on March 26, 2015 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy as soon as possible so that your shares may be certain of being represented and voted at the meeting. You may also vote by phone or on the Internet by following the instructions on the proxy card.  Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Anita W. Wimmer
Secretary

April 2, 2015

Stanley Furniture Company, Inc.

200 North Hamilton Street, No. 200

High Point, North Carolina 27260

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2015

The enclosed proxy is solicited by and on behalf of the board of directors of Stanley Furniture Company, Inc. for use at the Annual Meeting of Stockholders to be held on Friday, May 15, 2015, at 11:00 A.M., at our office, 200 North Hamilton Street, High Point, North Carolina, and any adjournment thereof. The matters to be considered and acted upon at this meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being made available on or about April 2, 2015 to all holders of record of our common stock on March 26, 2015. Shares of our common stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to our Secretary, executing and delivering a later-dated proxy or attending the meeting and voting in person.

We will bear the cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations. In addition to the solicitation of proxies by use of the mails, our directors, officers and employees may solicit proxies by telephone, telegram, e-mail, personal interview or other means. We will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

VOTING RIGHTS

On March 26, 2015, there were 14,955,591 shares of our common stock outstanding and entitled to vote.  Each share entitles the holder thereof to one vote.

ELECTION OF DIRECTORS

Our board of directors presently consists of six directors who are divided into three classes with staggered terms. The terms of Messrs. Michael P. Haley and John D. “Ian” Lapey expire at the time of the 2015 Annual Meeting of Stockholders. We propose the reelection of Messrs. Haley and Lapey for three-year terms expiring at the time of the 2018 Annual Meeting.

The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify a choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event the nominees should not continue to be available for election, the proxies will be voted for the election of such other persons as our board of directors may recommend. As of the date of this proxy statement, our board of directors has no reason to believe that the nominees named below will be unable or unwilling to serve.

Our board and corporate governance and nominating committee in considering its recommendation of the nominees for election at the 2015 Annual Meeting, as well as in making its previous recommendation of our other directors, focused primarily on the information discussed in each of the director’s individual biographies set forth below.  In particular, with regard to Messrs. Dascoli, Gilliam and Haley, our board and corporate governance and nominating committee considered their strong background in the manufacturing sector, which for Messrs. Dascoli and Haley includes prior experience in furniture manufacturing.  With respect to Mr. McIlhenny, our board and corporate governance and nominating committee considered his familiarity with the furniture industry through his previous service in various capacities with the publisher of Furniture/Today.  With respect to Messrs. Dascoli and Gilliam, our board and corporate governance and nominating committee considered their financial experience as a chief financial officer, which for Mr. Dascoli includes furniture industry experience.  Our board and corporate governance and nominating committee also considered the many years of experience with our company represented by Mr. Glenn Prillaman, our president and chief executive officer.

Mr. Gilliam was elected to our board of directors pursuant to the terms of an agreement dated February 12, 2015 with Hale Partnership Fund, LP, Talanta Fund, L.P., and related parties, a stockholder group that collectively owns approximately 5.4% of our outstanding common stock and which had nominated two candidates for election to our board of directors at the 2015 Annual Meeting.  Under this agreement, the stockholder group withdrew its nominations and agreed, among other things, to vote in favor of the election of Messrs. Haley and Lapey as directors at the 2015 Annual Meeting.

Nominee for Election for Three-Year Term Ending 2018

Michael P. Haley, 64, has been a director since April 2003 and has served as chairman of board of directors since January 2011.  Mr. Haley has served as an advisor to Fenway Partners, LLC, a private equity investment firm, since April 2006 and as managing director of its affiliate, Fenway Resources, since March 2008.  Mr. Haley served as Executive Chairman of Coach America, a provider of passenger ground transportation services, from August 2007 to May 2010.  Mr. Haley held the position of president and CEO of MW Manufacturers Inc., a subsidiary of Ply Gem Industries, a producer of window, door and siding products for the residential construction industry, from June 2001 until January 2005 and served as its chairman from January 2005 until June 2005.  From May 1994 to May 2001, Mr. Haley was President of American of Martinsville, a manufacturer of commercial contract furniture and a subsidiary of LADD Furniture, Inc.  During this time, he also served as executive vice president of LADD Furniture, Inc.  From 1988 to 1994, Mr. Haley was president of Loewenstein Furniture Group.  Mr. Haley is also a director of LifePoint Hospitals, Inc. and American National Bankshares, Inc. and Ply Gem Holdings, Inc.  Mr. Haley previously served as a director of Province Healthcare Company.

John D. “Ian” Lapey, 48, has been a director since October 2014.  Mr. Lapey is currently a private investor and previously was a portfolio manager and investment committee member with Third Avenue Management, LLC, a value-driven investment firm, until June 2014.  Prior to joining Third Avenue Management, LLC in 2001, Mr. Lapey served as an equity analyst focusing on housing and furniture with Credit Suisse First Boston from 1998 until 2001 and Salomon Brothers from 1997 until 1998.

Directors Whose Terms Do Not Expire this Year

T. Scott McIlhenny, Jr., 67, has been a director since April 1997 and his present term will end in 2017.  Mr. McIlhenny was a principal of Northstar Travel Media LLC (“Northstar”), the former travel publishing division of Cahners Business Information (now Reed Business Information) from November 2005 until his retirement in June 2012.  Mr. McIlhenny served as chief operating officer of Northstar from September 2001 until November 2005.  Mr. McIlhenny was group vice president of Cahners Travel Group, a publisher of materials for the hospitality and travel industries and a division of Cahners Business Information (“Cahners”), from December 1999 until September 2001.  Mr. McIlhenny's previous experience included serving in various capacities with Communications/Today, LTD. (acquired by Cahners in 1988), the publisher of Furniture/Today, including senior vice president, group publisher.

Jeffrey S. Gilliam, 57, has been a director since February 2015 and his present term will end in 2017.  Mr. Gilliam has been a director of the Finley Group, a corporate advisory firm, since August 2012.  Mr. Gilliam was employed by Toter, Incorporated (a division of Wastequip, LLC), a manufacturer of automated cart systems,  as President from October 2008 until August 2012, and as Vice President Finance (Chief Financial Officer) from June 2002 until October 2008.

D. Paul Dascoli, 54, has been a director since December 2010 and his present term will end in 2016.  He has served as Senior Vice President, Chief Financial Officer and Treasurer of Express, Inc., a specialty apparel and accessories retailer of women's and men's merchandise, since September 2011.  He served as Vice President and Chief Financial Officer of VF Jeanswear Limited Partnership, a division of VF Corporation, a global leader in branded lifestyle apparel, from October 2006 until September 2011.  Previously, Mr. Dascoli was employed by Thomasville Furniture Industries, Inc. as Executive Vice President from 2003 through September 2006 and as Senior Vice President, Finance & Administration/Chief Financial Officer from 1998 through 2003, and as Vice President and Chief Financial Officer from 1996 to 1998.

Glenn Prillaman, 44, has been a director since February 2010 and his present term will end in 2016.  Mr. Glenn Prillaman has been President and Chief Executive Officer since February 2010 and was President and Chief Operating Officer from August 2009 until February 2010. He was Executive Vice President — Marketing and Sales from September 2008 until August 2009. He held the position of Senior Vice President — Marketing and Sales since September 2006 and was our Senior Vice President — Marketing/Sales — Young America® from August 2003 to September 2006. Mr. Prillaman held various management positions in product development from June 1999 to August 2003. Prior to this Mr. Prillaman represented the company as a sales agent from 1993 to 1996.

CORPORATE GOVERNANCE

Board and Board Committee Information

            Our board of directors has determined that all directors are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, with the exception of Mr. Prillaman who serves as our President and Chief Executive Officer.

The full board of directors met 13 times during 2014.  Each incumbent director attended at least 75% of the total 2014 board meetings and committee meetings held during periods that he was a member of the board or such committees.  Our board of directors has adopted a policy that all directors should attend the Annual Meeting of Stockholders.  All directors other than Messrs. Lapey and Gilliam, who joined the board in October 2014 and February 2015, respectively, attended the 2014 Annual Meeting of Stockholders.

Our board of directors currently has three standing committees: an audit committee, a compensation and benefits committee and a corporate governance and nominating committee.  Each of these committees has a written charter, current copies of which can be found at our website, www.stanleyfurniture.com.

Audit Committee. The audit committee presently consists of Messrs. Dascoli, Gilliam, Haley, Lapey and McIlhenny.  Our board has determined that all of the members of the audit committee meet the current independence and experience requirements contained in the listing standards of The NASDAQ Stock Market.  Our board has also determined that Messrs. Dascoli, Haley and Lapey are “audit committee financial experts” as that term is defined in regulations promulgated by the Securities and Exchange Commission.  The primary purpose of the audit committee is to assist our board in fulfilling its responsibilities to oversee management’s conduct of our financial reporting process, including internal control over financial reporting.  The audit committee also serves as direct liaison with our independent public accountants and is responsible for the selection or discharge of our accountants. The audit committee met eight times during 2014.

Compensation and Benefits Committee. The compensation and benefits committee, presently consisting of Messrs. McIlhenny, Dascoli, Gilliam, Haley and Lapey, establishes salaries of executive officers and incentive compensation for our officers and employees. The compensation and benefits committee has not delegated its authority to any other person. The compensation and benefits committee administers our 2000 Incentive Compensation Plan, 2008 Incentive Compensation Plan, 2012 Incentive Compensation Plan and has authority under the 2012 Incentive Compensation Plan to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The compensation and benefits committee has the same responsibilities with regard to incentive awards for non-employee directors.  All of the members of the compensation and benefits committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The compensation and benefits committee met ten times during 2014.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee, presently consisting of Messrs. Haley, Dascoli, Gilliam, Lapey and McIlhenny, makes recommendations of nominations for directors and considers any stockholder nominations for director made in accordance with our bylaws. The corporate governance and nominating committee is also responsible for recommending corporate governance policies and for making recommendations on director compensation.  All of the members of the corporate governance and nominating committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The corporate governance and nominating committee met five times during 2014.

The corporate governance and nominating committee does not have a formal policy with respect to diversity; however, our corporate governance and nominating committee, as well as our board, in recommending director nominees seeks a board composed of individuals who represent a mix of backgrounds, skills and experience in order to enhance the board’s deliberations and discussions.

Board Leadership Structure

Our board does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate and, if they are to be separate, whether the chairman of the board should be selected from the non-employee directors or be an employee.  Our board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and stockholders. Our current chairman is an independent, non-employee director. The board believes that, at the current time, this structure is best for the company as it allows our chief executive officer to focus on the company's strategy, business and operations, while enabling our chairman to assist with board matters and serve as a liaison between the board and the company's management. The board also believes that this leadership structure aids in the board's oversight of risk and strengthens risk management.

Risk Management

Our board has an active role, as a whole and also through its committees, in overseeing management of our risks.  We undertake at least annually a risk assessment to identify and evaluate risks and to develop plans to manage them effectively.  This assessment is reviewed with the audit committee.  Our board and audit committee also regularly review information regarding our strategy, financial position and operations, as well as risks associated with each.  In addition, the compensation and benefits committee is responsible for oversight of potential risks related to compensation programs and policies.

Director Compensation

Our board of directors has approved the following policy for compensation of non-employee directors, which has been revised effective in 2015 as indicated below, to provide that:

(i)     each non-employee director, other than the Chairman of the Board, receives annual cash compensation in the amount of $30,000,

(ii)    each non-employee director, other than the chairman of the board, receives an annual stock grant to acquire a number of shares with a fair value of $30,000 (reduced to $15,000 effective in 2015) which a director may elect to receive as restricted stock or non-qualified stock options in such proportions as the director may designate  (the annual grant is made as of the Annual Meeting of Stockholders with restricted stock vesting upon completion of the director’s then current term and options having a seven-year term and vesting after one year), and

(iii)   the chairman of the board receives annual cash compensation in the amount of $40,000 (reduced to $35,000 effective in 2015) and an annual stock grant to acquire a number of shares with a fair value of $60,000 (reduced to $20,000 effective in 2015) (the annual grant is made as of the Annual Meeting of Stockholders and is otherwise on the same terms as the annual stock grant for the other non-employee directors).

Each non-employee director elected to receive the 2014 stock grant in the form of restricted stock.  The corporate governance and nominating committee reviews director compensation annually and, as part of that process, typically has for review publicly available director compensation information for other comparable companies in the furniture industry. In addition, the corporate governance and nominating committee periodically reviews director compensation and benefits with the compensation consultant for the committee.  Our board of directors approves director compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2014.

DIRECTOR COMPENSATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014

		Stock Awards ($) (1)
Name	Fees Earned or Paid in Cash ($)		Total ($)

D. PAUL DASCOLI	30,000	30,000	60,000
MICHAEL P. HALEY	40,000	60,000	100,000
T. SCOTT MCILHENNY, JR.	30,000	30,000	60,000
JOHN D. LAPEY	5,652	—	5,652

(1) The number of stock options (shares) and restricted shares outstanding at December 31, 2014 for each of our directors in the above table is as follows:

	Stock Options
		Restricted Shares
D. Paul Dascoli	10,306	17,866
Michael P. Haley	50,608	48,581
T. Scott McIlhenny, Jr.	45,455	10,791

Nominations for Director

Our bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by our Secretary or deposited in the U.S. mail, postage prepaid, to our Secretary not later than 120 days in advance of the anniversary date of our proxy statement for the previous year’s Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing:

(i)     the name and address of the stockholder who intends to make the nomination;

(ii)    a representation that the stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)   a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder;

(iv)     such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by our board of directors; and

(v)      the consent of each proposed nominee to serve as one of our directors if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this bylaw affords the corporate governance and nominating committee and our board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform stockholders about these qualifications. The bylaw does not give our board of directors any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors.

Stockholder Communications

Our board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them.  Stockholders may send written communications to the entire board or to individual directors by addressing them to Corporate Secretary, Stanley Furniture Company, 200 North Hamilton Street, No. 200 High Point, North Carolina 27260.

Review of Transactions with Related Persons

Under our code of conduct and audit committee charter, the audit committee must approve any transaction involving related persons which requires disclosure in our proxy statement under applicable rules of the Securities and Exchange Commission.  Under the audit committee charter, the audit committee is responsible for reviewing these transactions and has the power to approve or disapprove these transactions.

One of our independent sales representatives, Charles Harrison, is the brother-in-law of Glenn Prillaman, our president and chief executive officer.  Mr. Harrison is compensated on a commission basis at the same rate as our other independent sales representatives.  His compensation for 2013 and 2014 was approximately $133,000 and $118,000, respectively. Our audit committee has approved this related party transaction.  There were no other related party transactions in 2013 or 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning more than 10% of our common stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of the copies of the Forms 3, 4 and 5 we have received, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that all executive officers, directors and 10% stockholders complied with these filing requirements.

EXECUTIVE COMPENSATION

Executive Compensation Program

We intend for our straight-forward executive compensation program to provide appropriate compensation that is closely tied to our financial results. The program has only three major components: salary, annual bonus and equity awards. The program provides executives with a significant opportunity for variable compensation dependent on our performance. The compensation program’s overall objective is to enable us to attract and retain the services of highly-skilled executives who can perform multiple roles on our lean management team. The program seeks to enhance our performance and value to stockholders by aligning closely the financial interests of our executives with those of our stockholders.

Fiscal 2014 Compensation

For the 2014 fiscal year, the compensation of executives was administered by the compensation and benefits committee of our board of directors.

The 2014 salaries for Mr. Prillaman and Micah S. Goldstein, our chief operating and financial officer until August 11, 2014, were maintained at the same level as in effect since the end of 2010 based on the recommendation of Mr. Prillaman. Ms. Wimmer’s base salary as principal financial officer was set at $180,000 per year, effective as of August 11, 2014 when she became our principal financial officer.

The 2014 bonus plan was established based on earnings before interest and taxes (EBIT) as the sole performance measure. For purposes of the 2014 bonus plan, EBIT excludes from earnings amounts we receive under the Continued Dumping and Subsidy Offset Act in connection with the case involving wooden bedroom furniture imported from China and the financial effects of restructuring operations. For 2014, Mr. Prillaman, Mr. Goldstein and Ms. Wimmer had a bonus target of 100%, 80% and 25% of their respective salaries and a maximum bonus of 150%, 120% and 38% of their respective salaries. Mr. Prillaman, Mr. Goldstein and Ms. Wimmer did not receive a bonus under the 2014 bonus plan.  The compensation and benefits committee may provide for discretionary bonuses outside of the annual bonus plan, but did not award any discretionary bonuses for fiscal 2014 and has awarded discretionary bonuses only once since bonuses were last paid under the annual bonus plan in 2005.

In January 2014, the compensation and benefits committee awarded time-vested and performance-vested restricted stock to the named executive officers, with the number of shares subject to each award determined by dividing a percentage of each named executive officer’s base salary by the closing price per share on the grant date.  The percentage of base salary was 150% for Mr. Prillaman, 120% for Mr. Goldstein and 25% for Ms. Wimmer.  The restricted stock grants were divided equally between time vesting and performance vesting restricted stock, with the time-vested restricted stock cliff vesting on the fourth anniversary of the grant date and the performance-vested restricted stock vesting based on achieving positive EBIT performance (as adjusted as described above) during any three fiscal quarters in any four-consecutive-quarter period between the grant date and December 31, 2017. The restricted stock vests upon a named executive officer’s termination of employment due to death or disability or upon the occurrence of a change of control of the company. Dividends are paid on the restricted stock only if and to the extent the underlying shares become vested.

We target an average annual “burn rate” of no more than 3.5% over a three-year period for awards under our equity plans.  We define “burn rate” as the number of shares subject to equity awards issued in a year as a percentage of our weighted average shares outstanding.  The 2014 equity awards for executives and key employees with the regular grants to directors in 2014 produced an annualized burn rate of approximately 2.7%.

In connection with Mr. Goldstein’s resignation as our chief operating and financial officer and as  a director, effective August 11, 2014, we entered into a separation agreement and general release with Mr. Goldstein under which he received a lump sum payment of two months of his base salary as of his date of resignation and continuation of his base salary for an additional seven months from the date of resignation, and pro rata vesting of restricted stock awards granted before 2014 from the date of grant until December 31, 2014 together with vesting of 25% of the time-vested restricted stock awards granted in 2014.  In addition, the agreement provided for the continuation of Mr. Goldstein’s health benefits for up to nine months from the date of his resignation, a release by Mr. Goldstein of all claims against us and covenants by Mr. Goldstein not to compete with us or solicit our employees or customers for a period of 12 months following his resignation.

Summary Compensation Table

The following table sets forth compensation received by Glenn Prillaman, our President and Chief Executive Officer (principal executive officer), Anita Wimmer, our Vice President – Finance/Corporate Controller (principal financial officer since August 11, 2014), and Micah Goldstein, our Chief Operating and Financial Officer until August 11, 2014 (collectively, the “Named Executive Officers”), for the years ended December 31, 2014, 2013 and 2012.

Summary Compensation Table
		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
Name and Principal Position	Year

GLENN PRILLAMAN,	2014	320,004	—	480,000	—	—	9,100	809,104
President and Chief Executive Officer	2013	320,004	—	—	—	—	8,500	328,504
	2012	320,004	—	240,002	231,694	—	7,500	799,200
					—
ANITA WIMMER, Vice President – Finance/Corporate Controller	2014	173,588	—	42,250	—	—	6,080	221,918

MICAH S. GOLDSTEIN,	2014	158,676	—	312,000	—	—	150,233(3)	620,909
Former Chief Operating and Financial Officer and Secretary	2013	260,016	—	—	—	—	8,500	268,516
	2012	260,016	—	155,999	91,917	—	7,074	515,006

____________

(1)    The stock awards for 2014 are valued under the assumptions contained in Note 6 to our Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

(2)    Unless otherwise indicated, reflects employer contributions to our 401(k) Plan.

(3)    Includes $144,675 paid pursuant to the separation agreement entered into by us and Mr. Goldstein.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the year-end number and value of unexercised options, restricted stock that has not vested and equity incentive plan awards for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS
AT DECEMBER 31, 2014 FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(6)

GLENN PRILLAMAN,	8,000		24.51	12/14/2015	44,917 (3)	123,073
President and Chief Executive Officer	20,000		23.03	12/05/2016	53,933 (4)	147,776
	30,000		10.77	12/04/2017	62,827 (5)	172,146	62,287 (7)	172,146
	50,000		9.22	09/24/2018
	100,000		8.64	04/16/2019
	200,000		3.20	12/09/2020
	67,375	22,458 (2)	3.07	12/08/2021
	53,933	53,932 (2)	4.45	12/19/2022

ANITA WIMMER,	2,000		24.51	12/14/2015	6,433 (3)	17,626
Vice President – Finance/Corporate Controller	3,000		23.03	12/05/2016	4,635 (4)	12,700
	3,000		10.77	12/04/2017	5,530 (5)	15,152	5,530 (7)	15,152
	10,000		9.22	09/24/2018
	20,000		8.64	04/16/2019
	50,000		3.20	12/09/2020
	9,650	3,217 (2)	3.07	12/08/2021
	4,635	4,635 (2)	4.45	12/19/2022

MICAH S. GOLDSTEIN,	__	__	__	__	__	__	__	__
Chief Operating and Financial Officer and Secretary (1)

____________

(1)    Mr. Goldstein’s restricted stock awards vested or lapsed upon his resignation, his unvested option awards lapsed upon his resignation and his vested option awards expired 90 days after his resignation.

(2)    Award vests over a four-year period with 25% of the award vesting on each anniversary date of the grant if the recipient remains employed.

(3)    Award vests on December 7, 2015.

(4)    Award vests on December 20, 2016.

(5)    Represents the time-vested portion of the 2014 restricted stock awards, which constituted 50% of the total award for each named executive officer.  The time-vested restricted stock will cliff vest on the fourth anniversary of the grant date.

(6)    Based on the closing price per share of the company’s stock of $2.74 on December 31, 2014.

(7)    Represents the performance-vested portion of the 2014 restricted stock awards, which constituted 50% of the total award for each named executive officer. The performance-vested restricted stock will vest if the company achieves positive EBIT (as adjusted as described on page 7 of this proxy statement) performance during any three fiscal quarters in any four-consecutive-quarter period between the grant date and December 31, 2017.

Retirement Plans

Our named executive officers participate in the company’s 401(k) plan on the same basis as our employees generally. We do not maintain any supplemental retirement plans or other similar executive retirement programs for our named executive officers.

Change of Control Arrangements

We have a change of control agreement with Mr. Prillaman.  During the two years after a change in control (as defined in this change in control protection agreement), Mr. Prillaman is entitled to receive severance pay if his employment is terminated other than for cause (as defined in this change in control protection agreement) or if he terminates his employment for good reason which generally is defined to exist if:

(i) there is a material reduction in his base salary,

(ii) his authority, duties or responsibilities are materially reduced,

(iii) he is required to report to a corporate officer or employee instead of reporting directly to our board of directors or our ultimate parent following a change in control,

(iv) his place of employment is relocated further than 50 miles from his current place of employment, or

(v) any other action or inaction that constitutes a material breach by us or our successor of the change in control protection agreement.

In the event Mr. Prillaman’s employment is terminated in the circumstances described in the preceding sentence, he is entitled to receive the following severance payments:

(i) two times base salary paid in a lump sum at termination,

(ii) two times the average bonus paid over the last two prior fiscal years paid in a lump sum at termination,

(iii) a pro rata annual bonus for the year of termination, based on our actual results, payable when the bonus is otherwise payable, and

(iv) vesting in the outstanding stock awards that would have vested in the next two years.

The change in control protection agreement extends automatically for additional one-year terms at the beginning of each year unless either party to the change in control protection agreement gives notice on or before October 1 of any year that the agreement will not be extended.

The estimated payments that would be provided upon termination under the various scenarios described above are quantified in the following table, assuming termination of employment took place on December 31, 2014.

		Termination for Cause or Voluntary Termination by Executive with no Non-Competition Covenant	Termination Other Than For Cause After Change in Control; Termination for Good Reason After Change in Control($)

	Death or Disability
Name

Glenn Prillaman	—	—	640,000

Mr. Prillaman and Ms. Wimmer have received option grants and restricted stock grants under our 2008 and 2012 Incentive Compensation Plans that have not yet vested. On a change of control, or on death or disability, all outstanding option grants and all unvested stock grants would become fully vested.  See “Outstanding Equity Awards at Fiscal Year End Table” for a summary of outstanding option grants at December 31, 2014.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed under “Executive Compensation”, including tabular disclosures and narrative sections accompanying the tabular disclosures in this proxy statement. Since the required vote is advisory, the result of the vote is not binding upon the board of directors.

The board of directors has adopted a policy for an annual “say-on-pay” advisory vote.  In accordance with this policy, stockholders are asked to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation awarded by the company to the named executive officers, as disclosed under “Executive Compensation”, including the tabular disclosures and other narrative executive compensation disclosures in the proxy statement for the 2015 Annual Meeting of Stockholders as required by the rules of the Securities and Exchange Commission.”

The compensation and benefits committee and the board of directors has created a compensation program designed to obtain and retain the services of highly-skilled executives who can perform multiple roles in our lean management team and to provide incentives linked to achievement of important financial goals and our stock price in order to enhance our performance and value to stockholders by aligning closely the financial interests of our executives with those of our stockholders.

The board of directors urges stockholders to read the “Executive Compensation Program” beginning on page 7 of this proxy statement, which describes our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 8 through 11, which provide detailed information on the compensation of our named executive officers. The board of directors and the compensation and benefits committee believe that our executive compensation program is effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies.

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the board of directors or the compensation and benefits committee to take any action regarding the company’s executive compensation practices. The final decision on the compensation and benefits of our named executive officers and on whether, and if so, how, to address stockholder approval or disapproval remains with the board of directors and the compensation and benefits committee.

The board of directors believes that the compensation and benefits committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of the company and its stockholders.

The board of directors values the opinions of the company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the board of directors will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions.  The shares represented by proxy will be voted as specified by the stockholder.  If a stockholder does not specify a choice, the shares will be voted in favor of the advisory resolution approving the compensation paid to certain executive officers.

Our board of directors believes that approval of the compensation paid to certain officers is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” approval of the compensation paid to certain executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 26, 2015, by each stockholder we know to be the beneficial owner of more than 5% of our outstanding common stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership
Name			Percent of Class
Ariel Investments, LLC	2,919,131	(a)	19.5%
FMR LLC	1,185,300	(b)	7.9%
Royce & Associates, LLC	1,105,703	(c)	7.4%
Solas Capital Management, LLC	976,248	(d)	6.5%
Hale Partnership Fund, LP, Talanta Fund, LP & related parties	814,252	(e)	5.4%
Glenn Prillaman	1,146,494	(f)	7.4%
Anita W. Wimmer	129,413	(g)	(l)
Micah S. Goldstein	96,106		(l)
D. Paul Dascoli	34,596	(h)	(l)
Jeffrey S. Gilliam	0		(l)
Michael P. Haley	132,169	(i)	(l)
John D. Lapey	383,226		2.6%
T. Scott McIlhenny, Jr.	71,467	(j)	(l)
All directors and executive officers as a group (7 persons)	1,897,365	(k)	12.1%

_______________________

(a)   The beneficial ownership information for Ariel Investments, LLC (“Ariel”) is based upon the Schedule 13G/A filed with the SEC on February 13, 2015.  The Schedule 13G/A indicates that Ariel has sole voting power with respect to 1,832,991 shares and sole dispositive power with respect to all the shares.  The principal business address of Ariel is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.   Ariel reports that clients for which Ariel acts as investment advisor have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all of the shares reported by Ariel.

(b)   The beneficial ownership information for FMR LLC is based upon the Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC together with Edward C. Johnson 3d, Chairman of FMR LLC, Abigail P. Johnson, Vice Chairman, Chief Executive Officer and President of FMR LLC, and Fidelity Low-Priced Stock Fund (the “Fund”).  The Schedule 13G/A indicates that (i) FMR LLC has sole voting power with respect to 41,400 shares and sole dispositive power with respect to 1,185,300 shares, (ii) Edward C. Johnson 3d and Abigail P. Johnson each have no voting power with respect to the reported shares and sole dispositive power with respect to 1,185,300 shares, and (iii) the Fund has sole voting power with respect to 1,143,900 shares and no dispositive power with respect to the reported shares.  The reported shares are owned by various registered investment companies advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC.  The principal business address of FMR LLC, Edward C. Johnson 3d, Abigail P. Johnson and the Fund is 245 Summer Street, Boston, Massachusetts 02210.

(c)    The beneficial ownership information for Royce & Associates, LLC (“Royce & Associates”) is based upon the Schedule 13G/A filed with the SEC on January 21, 2015.  The Schedule 13G/A indicates that Royce & Associates has sole voting and dispositive power with respect to 1,105,703 shares.  The principal business address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(d)   The beneficial ownership information for Solas Capital Management, LLC (“Solas”) is based upon the Schedule 13G filed with the SEC on February 12, 2015 by Solas and its managing member, Frederick Tucker Golden (“Golden”).  The Schedule 13G indicates that Solas and Golden each have shared voting and dispositive power over all of the reported shares, which are owned by advisory clients of Solas.

(e)   The beneficial ownership information reported is based upon the Schedule 13D/A filed with the SEC on February 13, 2015 by Hale Partnership Capital Management, LLC, Hale Partnership Capital Advisors, LLC, Hale Partnership Fund, LP, MGEN II – Hale Fund, LP, Steven A. Hale II, Talanta Investment Group, LLC, Talanta Fund, LP, and Justyn R. Putnam, all of which may be deemed to be a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 and, therefore, may each be deemed to beneficially own all of the reported shares.

(f)    Includes 529,308 shares which could be acquired through the exercise of stock options and 323,659 shares of restricted stock.  Also includes 25,000 shares held in a joint account with spouse.

(g)   Includes 102,285 shares which could be acquired through the exercise of stock options and 22,128 shares of restricted stock.

(h)   Includes 10,306 shares which could be acquired through the exercise of stock options and 17,866 shares of restricted stock.

(i)    Includes 50,608 shares which could be acquired through the exercise of stock options and 48,581 shares of restricted stock.

(j)   Includes 45,455 shares which could be acquired through the exercise of stock options and 8,049 shares of restricted stock.

(k)   Includes 737,962 shares which could be acquired through the exercise of stock options and 420,283 shares of restricted stock.  Mr. Goldstein, who resigned effective August 11, 2014, is not included in the group total.

(l)    1% or less.

INDEPENDENT PUBLIC AUDITORS

Change in Independent Public Auditors

On April 29, 2014, the audit committee approved the engagement of BDO USA, LLP (“BDO”) as our principal independent public auditors for the fiscal year ended December 31, 2014.  As a result, on April 29, 2014, we dismissed PricewaterhouseCoopers LLP (“PwC”).

The reports of PwC on our consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through April 29, 2014, we did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years.

During the fiscal years ended December 31, 2013 and 2012, and through April 29, 2014, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K occurred, except for the material weakness in the Company’s internal controls over financial reporting as described below.

The material weakness in internal control over financial reporting as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2013 was identified as we did not design and maintain effective controls over access of key accounting personnel to initiate, modify and record transactions and standing data in our financial systems that impact key accounts and disclosures.  Specifically, some key accounting personnel had this access, including the ability to both prepare and post manual journal entries without an independent review by someone without this access.  This material weakness was subsequently remediated as of March 29, 2014.  The audit committee discussed these matters with PwC, and we authorized PwC to respond fully to any inquiries by BDO concerning the subject matter of such reportable event.

We previously requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of the letter from PwC is filed as Exhibit 16.1 to the Current Report on Form 8-K we filed with the Securities and Exchange Commission on May 5, 2014.

We engaged BDO as of May 1, 2014.  During the fiscal years ended December 31, 2013 and 2012, and through May 1, 2014, we did not consult with BDO regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions to S-K 304, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees and Services

As noted above, BDO served as our independent public auditors for 2014.  While we expect BDO to be selected as our independent public auditors for 2015, the audit committee will not make that selection until it completes its review of the engagement terms for the current year.

Representatives of BDO are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the fees, including reimbursement of expenses, billed by, or expected to be billed by, BDO for services to the Company in the fiscal year ended December 31, 2014, all of which were pre-approved by the audit committee.

2014
Audit Fees	$235,796
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$235,796

Audit Fees.  Annual audit fees relate to professional services rendered for the audit of our annual financial statements and reviews of our Forms 10-Q.

Pre-Approval Policies and Procedures

The audit committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by our independent accountants before engaging the accountants for that purpose.Consideration and approval of these services generally occur at the audit committee’s regularly scheduled meetings. In order to address situations where it is impractical to wait until the next scheduled meeting, the audit committee has delegated the authority to approve non-audit services not in excess of $25,000 individually or in the aggregate to the chairman of the audit committee. Any services approved pursuant to this delegation of authority are required to be reported to the full audit committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to assist the board in fulfilling its responsibility to oversee management's conduct of our financial reporting process, including internal control over financial reporting. Management is responsible for preparing the company’s financial statements and assessing the effectiveness of the company’s internal control over financial reporting. The independent accountants are responsible for performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  In addition, the independent accountants also express their opinion on the company’s internal control over financial reporting. The audit committee is directly responsible for the appointment, compensation and oversight of the work of the company’s independent accountants.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).  In addition, the audit committee has discussed with the independent accountants the accountant's independence from the company and its management, including the matters in the written disclosures required by Rule 3526 (Communications with Audit Committees Concerning Independence) of the Public Company Accounting Oversight Board.  The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant's independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are:

D. Paul Dascoli, Chairman

Michael P. Haley

John D. “Ian” Lapey

T. Scott McIlhenny, Jr.

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ADDITIONAL INFORMATION

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. The say-on-pay advisory resolution approving the compensation paid to certain executives will be adopted if this proposal receives the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting.  Any other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter.  Thus an abstention from voting on a matter has the same legal effect as a vote “against” the matter, even though the stockholder may interpret such action differently.  With respect to the election of directors, the two nominees in the class which term ends in 2018 receiving the greatest number of votes cast for the election of directors will be elected.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting.  Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum.  “Broker non-votes” will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

If you hold your shares in street name and you do not provide your broker with timely voting instructions on the election of directors or the say-on-pay vote, rules governing voting of proxies by brokers will not permit your brokerage firm to vote your shares. Consequently, without your voting instructions on the election of directors or the say-on-pay vote, a “broker non-vote” will occur.

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet and sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.  The Notice includes instructions on how to access the proxy materials on the Internet and instructions on how to access the proxy card to vote over the Internet.  Paper copies of the proxy materials are available to stockholders upon request.  We provide instructions on the Notice on how to request paper copies.

Stockholder Proposals for 2016 Annual Meeting

Any stockholder desiring to present a proposal to the stockholders at the 2016 Annual Meeting and who desires that such proposal be included in our proxy statement and proxy card relating to that meeting, must transmit such to our secretary so that it is received at our principal executive offices on or before December 4, 2015.  All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.  With respect to stockholder proposals that are not included in the proxy statement for the 2016 Annual Meeting, the persons named in the proxy solicited by our board of directors for the 2016 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals we receive after February 17, 2016.

By Order of the Board of Directors,

Anita W. Wimmer
Secretary

April 2, 2015

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

STANLEY FURNITURE EST. 1924

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 14, 2015.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEM (1), "FOR" ITEM (2) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

1. Election of directors for three-year terms ending 2018.

NOMINEES:

01 Michael P. Haley
02 John D. "Ian" Lapey

FOR both Nominees listed to the left (except as indicated otherwise	**WITHHOLD AUTHORITY** to vote for both nominees listed to the left
☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

____

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

Please promptly mark, date, sign, and mail this Proxy Card in the enclosed envelope. No postage is required.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature______________________ **Signature, if held jointly**______________________ **Date**__________, **2015.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 15, 2015

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/stanleyfurniture/2015

- the Company's Annual Report for the year ended December 31, 2014,
- the Company's 2015 Proxy Statement,
- the Proxy Card, and
- any amendments to the foregoing materials that are required to be furnished to stockholders.

ACCESSING YOUR PROXY MATERIALS ONLINE
Have this notice available to vote your proxy electronically. You must reference your company ID, proxy number, and account number.

Directions to the Annual Meeting of Stockholders can be obtained by calling (336) 884-7701.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

EST. 1924
STANLEY
FURNITURE

Annual Meeting of Stockholders - May 15, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anita W. Wimmer and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Stanley Furniture Company, Inc. (the "Company") held of record by the undersigned on March 26, 2015, at the Annual Meeting of Stockholders to be held on May 15, 2015, and at any adjournment thereof.

All as more particularly described in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on May 15, 2015, receipt of which is hereby acknowledged.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

(Continued and to be dated and signed on reverse side)